NOT FOR IMMEDIATE RELEASE
June 26, 2025

Inspirato and Buyerlink Announce Definitive Agreement to Combine Companies, Forming One Planet Platforms
Through a reverse merger valuing Buyerlink equity at approximately $326 million, Inspirato and Buyerlink will combine to establish a leading platform for building and operating online marketplaces across multiple verticals
-Combined companies expected to deliver ~$350 million in revenue and ~$30 million in adjusted EBITDA in 2025
-Payam Zamani to serve as Chairman & CEO of the newly formed One Planet Platforms
-Inspirato will continue to operate as a premier luxury travel company
-Combined company to trade on Nasdaq Stock Exchange under a new ticker symbol
DENVER & SAN FRANCISCO – June 26, 2025 – Inspirato Incorporated (“Inspirato”) (Nasdaq: ISPO), the premier luxury vacation club and property technology company, today announced that it has signed a definitive agreement to combine, through a reverse merger, with Buyerlink Inc. (“Buyerlink”), a leader in building and operating online marketplaces.
Strategic Rationale
This proposed combination is designed to create a diversified, consumer-focused marketplaces platform and signals the next chapter in Inspirato’s evolution, from an exclusive hospitality brand to a technology-first luxury travel marketplace with a deep focus on maximizing value for its members. By integrating Buyerlink’s demand generation and marketplace capabilities, the Inspirato platform will enhance services for its members and expand how luxury travel experiences are aggregated, discovered, and monetized across untapped segments of the global luxury travel market.

Buyerlink is a leading marketplaces platform, operating across high-value verticals, with established strength in automotive and home services. Built on world-class technology, it enables scaled consumer demand generation while delivering consistently strong margins and cash flow.

One Planet Platforms will operate a diversified portfolio of marketplaces, anchored by travel, automotive, and home services. The combination of Buyerlink and Inspirato positions the luxury travel marketplace to realize its potential by applying AI technologies and a scalable business model designed to support sustained growth.

The Inspirato brand will continue as the premier luxury travel division of the combined entity.

“This combination allows us to better serve our members – as they remain our top priority” said Ann Payne, Lead Independent Director of Inspirato. “This merger enhances our ability to serve them with smarter discovery, better personalization, and deeper inventory across the travel journey, from inspiration to experience.”

Buyerlink is owned by One Planet Group, Inspirato’s largest shareholder. This strategic alignment is further underscored by the shared leadership of Payam Zamani, who serves as Chairman and CEO of Inspirato as well as the Founder and CEO of Buyerlink.
“I invested significantly in Inspirato last year because I genuinely believe in its mission and long-term potential,” said Zamani. “This combination represents the next chapter in Inspirato’s evolution—rethinking how luxury travel is curated and delivered across untapped global markets. It also reinforces our commitment to continuously enhancing the experience we offer our members. With Buyerlink’s proven technology and the integration of AI, we’re laying the foundation for a powerful platform that can scale high-performing marketplaces across a range of industries.”
Transaction Details and Approvals
Under the terms of the definitive agreement, Buyerlink and Inspirato will combine through a reverse merger, valuing Buyerlink’s equity at $326.3 million.

The transaction consideration will consist of 90% common stock and 10% preferred stock consideration. The preferred stock will carry a 7% accrued dividend and will be redeemable into cash or common stock. Shares issued to Buyerlink will be valued at $3.61 per share (the average closing price of Inspirato common stock over the 45 trading days preceding the signing of the definitive agreement).

One Planet Group will become the majority shareholder of the combined public company, which will be renamed One Planet Platforms and will continue to trade on the Nasdaq Stock Exchange under a new ticker symbol to be confirmed.

The parties anticipate completing the transaction in Q3 2025, subject to customary closing conditions, including regulatory approvals and stockholder approvals of Inspirato. The parties negotiated the definitive agreement during an exclusivity period following execution of their Letter of Intent and completed mutual due diligence prior to signing.

A Special Committee of Inspirato’s Board of Directors, comprised entirely of independent and disinterested directors, was formed to evaluate the proposed combination with Buyerlink. The Special Committee conducted a thorough review process with the assistance of independent financial and legal advisors and received a fairness opinion from its financial advisor. Based on this process, the Special Committee unanimously recommended approval of the transaction, and the full Board of Directors subsequently approved the definitive agreement.

Presentation
A supporting presentation containing additional information on the transaction can be found on Inspirato’s investor relations website at investor.inspirato.com.

Advisors
Roth Capital Partners, LLC is serving as financial advisor and DLA Piper LLP is serving as legal advisor to the Inspirato Special Committee. David Graham & Stubbs LLP is serving as legal advisor to Inspirato. Davis Polk & Wardwell LLP is serving as legal advisor to Buyerlink.

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About Inspirato
Inspirato (Nasdaq: ISPO) is a luxury vacation club and a property technology company that provides access to a portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning travelers demand. The Inspirato portfolio includes exclusive luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences.
About Buyerlink
Buyerlink is a leading marketing technology platform for generating consumer demand at scale. The company specializes in building and operating online marketplaces across high-value verticals. Through its proprietary patented technology, Buyerlink connects millions of consumers with in-market service providers in real time. Buyerlink’s headquarters are located in Walnut Creek, California.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the expected structure, timing, and completion of the proposed reverse merger transaction between Inspirato and Buyerlink, anticipated ownership percentages, the planned rebranding of the combined public company as One Planet Platforms, future governance and management composition, and expected strategic and financial benefits of the transaction. Actual results may differ materially due to numerous risks and uncertainties, including but not limited to the failure to obtain necessary regulatory or stockholder approvals, the inability to satisfy other closing conditions, changes in market or business conditions, the integration of the businesses, the performance of the combined company and other factors detailed from time to time in Inspirato’s filings with the U.S. Securities and Exchange Commission (SEC), including its annual report on Form 10-K and quarterly reports on Form 10-Q. Inspirato undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

IMPORTANT INFORMATION FOR STOCKHOLDERS

Inspirato will file with the SEC, and mail to its shareholders, a proxy statement in connection with the proposed merger. This communication is not a substitute for the proxy statement or for any other document that Inspirato may file with the SEC and send to its stockholders in connection with the merger. INSPIRATO SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Inspirato through the website maintained by the SEC at www.sec.gov.

Inspirato, Buyerlink and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed merger under the rules of the SEC. Information about the directors and executive officers of Inspirato is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 24, 2025. These documents can be obtained free of charge from the SEC website indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contacts:

Inspirato
Investor Relations        Media Relations
ir@inspirato.com         communications@inspirato.com

Buyerlink
pr@buyerlink.com